Covidien Ltd. Irish Reorganization Questions & Answers December 23, 2008

After our first year as an independent healthcare products company, Covidien’s management and Board of Directors assessed where it made the most sense to locate our principal executive office. After much consideration, a decision was made that it would be in the best interests of the Company, its shareholders and employees to incorporate in Ireland – where the Company has had operations for nearly 30 years and has a strong and growing presence. Currently, Covidien has 7 facilities, including 5 manufacturing sites, sales and customer service operations in Ireland. In total, Covidien has almost 2,000 employees in the country.

Covidien is achieving strong results in international markets where it continues to benefit from the incremental investments made over the last few years to augment the sales force and expand geographically. Additionally, Ireland is a more beneficial location considering Covidien’s growing presence in the European, African and Asian marketplaces.

Ireland enjoys strong relationships as a member of the European Union, has a long history of international investment and a good network of tax treaties with the United States, the European Union and many other countries where Covidien has major operations. The reorganization will offer increased strategic flexibility and operational benefits as we continue to expand the rapidly growing international portion of our business.

1. Why is Covidien Ltd. planning to reorganize and move to Ireland?

A. Covidien Ltd. is currently incorporated in Bermuda, a legacy from the Company’s time as a wholly-owned subsidiary of Tyco International. In 1997, Tyco became a Bermuda company as the result of a merger with ADT, a publicly traded company that had been headquartered in Bermuda since the 1980’s.

Tyco made the determination that at separation in mid-2007 all three post-separation companies, Covidien, Tyco Electronics and Tyco International, would remain incorporated in Bermuda.

As an independent company, we believe the reorganization will offer increased strategic flexibility and operational benefits as we continue to expand the rapidly growing international portion of our business.

Ireland enjoys strong relationships as a member of the European Union, has a long history of international investment and a good network of tax treaties with the United States, the European Union and many other countries where Covidien has major operations. As a result, we believe it offers a more stable long-term tax environment for Covidien.

2. How will the reorganization affect your presence in the United States?

A. There are no changes planned for our U.S. operations or workforce as a result of this announcement.

3. How will the incorporation in Ireland be implemented?
A. If conditions are satisfied, including approval by Covidien’s shareholders, the incorporation in Ireland will be accomplished by means of a court-approved arrangement under Bermuda law. As a result of the court-approved arrangement, Covidien Ltd. will become a subsidiary of Covidien plc, and the shares of Covidien plc will be held by the same shareholders in the same proportions as shares of the Company are held prior to the reorganization.

We expect to file a proxy statement with the SEC in the near future which will describe the transaction in greater detail.

4. When do you anticipate the reorganization will become effective?
A. The first step of the reorganization, establishing tax residency, will occur in December 2008; if conditions are satisfied, including approval by Covidien’s shareholders and the Supreme Court of Bermuda, we expect that the incorporation in Ireland will take place in 2009.

5. What will be your corporate presence in Ireland?
A. In addition to Ireland being our intended jurisdiction of incorporation and Irish law governing Covidien plc, we will expand our presence in Ireland with additional finance and regulatory professionals appropriate to staff our principal executive office. We will also hold a majority of our Board of Directors meetings in Ireland. Currently, Covidien has 7 facilities, including 5 manufacturing sites, sales and customer service operations in Ireland. In total, Covidien has nearly 2,000 employees in the country.

6. Does this have any impact on your 2009 sales, operating margin or tax rate guidance?
A. There is no change to our 2009 guidance as a result of the proposed reorganization.

7. Will this impact your effective tax rate in 2009 – or your expectations for later years?
A. The reorganization is not anticipated to have any material impact on Covidien’s effective tax rate. As previously publicly reported, Covidien expects that its effective tax rate will decline 200 to 300 basis points over the next several years.

8. How will this change affect the trading of Covidien common shares?
A. Covidien expects that its common shares will continue to be traded on the New York Stock Exchange. Following completion of the reorganization, Covidien would no longer be traded on the Bermuda Stock Exchange. We do not plan to be listed on the Irish Stock Exchange at the present time.

9. How will it affect financial reporting?
A. Covidien will continue to prepare financial statements in accordance with U.S. GAAP reporting and report in U.S. dollars. Covidien will continue to file 10-Ks, 10-Qs and 8-Ks with the U.S. Securities and Exchange Commission as it did before. In addition, in connection with Annual General Meetings of Covidien plc, shareholders will receive consolidated financial statements prepared in accordance with International Financial Reporting Standards in addition to the information they already receive.

This communication is being made in respect of the proposed reorganization. In connection with the reorganization, Covidien intends to file with the SEC a proxy statement and mail the proxy statement to its shareholders. Shareholders are urged to read such proxy statement when it becomes available because it will contain important information. The proxy statement will be, and other documents filed or to be filed by Covidien with the SEC are or will be, available free of charge at the SEC’s web site (www.sec.gov) and at Covidien’s web site (www.covidien.com).

Covidien and its directors and executive officers and other persons may be deemed participants in the solicitation of proxies in connection with the proposed reorganization. Information about the direct or indirect interests of the participants, by security holdings or otherwise, is available in Covidien’s Annual Report on Form 10-K for the year ended September 26, 2008 and proxy statement for Covidien’s 2008 annual meeting, which were filed on November 21, 2008 and January 24, 2008, respectively, and will be available in the proxy statement to be filed in connection with the reorganization.

FORWARD-LOOKING STATEMENTS

Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or Company actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to obtain approval of the Company’s shareholders and the Supreme Court of Bermuda for and to satisfy the other conditions to the reorganization on the expected timeframe or at all, our ability to obtain waivers under and/or amendments to our credit facility in connection with the reorganization, our ability to realize the expected benefits from the reorganization, the occurrence of difficulties in connection with the reorganization, any unanticipated costs in connection with the reorganization, our ability to effectively introduce and market new products or keep pace with advances in technology, the reimbursement practices of a small number of large public and private insurers, cost-containment efforts of customers, purchasing groups, third-party payers and governmental organizations, intellectual property rights disputes, complex and costly regulation, including healthcare fraud and abuse regulations, manufacturing or supply chain problems or disruptions, rising commodity costs, recalls or safety alerts and negative publicity relating to Covidien or its products, product liability losses and other litigation liability, including legacy Tyco-related litigation, divestitures of some of our businesses or product lines, our ability to execute strategic acquisitions of, investments in or alliances with other companies and businesses, competition, risks associated with doing business outside of the United States, foreign currency exchange rates, issues related to our existing material weakness in accounting for income taxes or potential environmental liabilities. These and other factors are identified and described in more detail in our filings with the SEC. We disclaim any obligation to update these forward-looking statements other than as required by law.